EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated July 28, 1997 included in Snyder Communications, Inc.'s registration statement on Form S-1 (333-33691) and our reports dated December 24, 1997 included in Snyder Communications, Inc.'s Current Report on Form 8-K, filed with the Commission on January 21, 1998 and to all references to our Firm in this registration statement.



                                                /s/ Arthur Andersen LLP

Washington, D.C.
January 21, 1998













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